Exhibit 99.1


On August 22, 2005, the JL Trust sold 300,000 shares of Class A Common Stock. The shares were sold in a number of transactions with an average sale price of $41.1539. The information regarding shares sold at each price appears in the two columns below:

         QUANTITY     PRICE
         --------     -----
           50,400    $40.00
            1,400    $41.01
           14,600    $41.02
            2,200    $41.03
           10,000    $41.04
            8,000    $41.05
            5,300    $41.06
              100    $41.07
            1,500    $41.08
            2,100    $41.09
           35,000    $41.10
            4,200    $41.11
            3,800    $41.12
            4,700    $41.13
            1,300    $41.14
            6,800    $41.15
            7,300    $41.16
            1,400    $41.17
            2,700    $41.18
            6,100    $41.29
           14,500    $41.20
           10,500    $41.21
            8,900    $41.22
            4,500    $41.23
            2,500    $41.24
            5,600    $41.25
           18,100    $41.26
            9,300    $41.27
            9,200    $41.28
           10,100    $41.29
           11,300    $41.30
            1,200    $41.31
            2,400    $41.32
           17,200    $41.33
            1,300    $41.34
            1,400    $41.35
            2,100    $41.36
            1,000    $41.37

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On August 23, 2005, the JL Trust sold 250,000 shares of Class A Common Stock.
The shares were sold in a number of transactions with an average sale price of $40.8744. The information regarding shares sold at each price appears in the two columns below:

           SHARES     PRICE
           ------     -----
              600    $40.71
            4,300    $40.72
            9,100    $40.73
            6,700    $40.74
           43,300    $40.75
            5,900    $40.76
            2,400    $40.77
           11,900    $40.78
           22,700    $40.79
            2,000    $40.80
              300    $40.81
            9,300    $40.82
           15,400    $40.83
            4,500    $40.84
           11,600    $40.85
           59,400    $41.00
           14,700    $41.01
            7,000    $41.02
            2,700    $41.03
            2,900    $41.04
            1,500    $41.05
            4,500    $41.06
              800    $41.07
            1,200    $41.08
            1,400    $41.09
            2,500    $41.10
              100    $41.11
              400    $41.13
              300    $41.14
              600    $41.16